Exhibit 10.1

STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT

(Issued in compliance with the Employment Protection

(Consolidation) Act 1978 as amended)

This statement is dated 1st January 1994 and sets out particulars of the terms and conditions on which Sun Hydraulics Limited of Wheler Road, Coventry CV3 4LA employs:

Steven Hancox as an Administration Employee.

Your employment began on 04 September 1989. No previous employment counts as part of your continuous period of employment.

PLACE OF WORK:

You will normally be required to work at Wheler Road, Coventry.

REMUNERATION:

Your wage/salary is currently £25,000.00 per annum, payable monthly by credit transfer, as detailed on your pay statement.

HOURS OF WORK:

Your normal hours of work are 37.5 hours per week, i.e.,

8.30 am to 5.00 pm Monday, Tuesday, Wednesday, Thursday and Friday

Your refreshment break entitlement is one hour at lunch time, normally between 12 pm and 2 pm, but continuous telephone cover to be maintained.

You are required to work a reasonable amount of overtime when requested and as necessitated by the needs of the business, the specific hours worked are to be mutually agreed.

ANNUAL HOLIDAYS:

Our holiday year begins on 1st January and ends on 31st December each year.

You will receive a paid holiday entitlement of 24 working days (at your basic daily rate) during a complete holiday year.

If you either commence or terminate your employment during the course of the year your entitlement will be calculated as l/12th of the annual entitlement for each completed calendar month of service during that year. Fridays are classed as complete days when taken as holiday.

Your total holiday entitlement is:

8 Public Days + 24 Annual Leave Days = 32 days in total.

In order to give maximum flexibility, 2 of the Public holidays (May Day and August, Bank Holidays) do not have to be taken on these days, they can be used as holidays at other times of the year as Annual leave i.e.,

6 Public Days + 26 Annual leave Days = 32 days in total

PUBLIC HOLIDAYS:

In addition to the Annual holiday entitlement, you are allowed the following Public holidays each year with pay, or alternative days as decided by Management:-

Non-moveable	Moveable
New years Day	The first Monday in May
Either Good Friday or Easter Tuesday	The last Monday in August
Easter Monday
Spring Bank Holiday Monday
Christmas Day
Boxing Day

WORKING ON A PUBLIC HOLIDAY:

If you work on one of the above non-moveable days, you will have the choice of either, being paid double time or single time and 1 day off in lieu.

If Good Friday and Easter Tuesday are worked only one is treated as a non-moveable day.

SICKNESS / INJURY TERMS AND PAY:

Your entitlement to sickness/injury pay, (inc. Statutory Sick Pay), is shown in the Employee Handbook.

DISCIPLINARY RULES AND PROCEDURES:

The Disciplinary Rules and General Notices which apply to your employment are shown in the Employee handbook, to which you should refer.

DISCIPLINARY APPEAL PROCEDURE:

The Disciplinary Rules and Procedures which form part of the Contract of Employment incorporate the right to lodge an appeal in respect of any disciplinary action taken against you. If you wish to exercise this right, you should apply to the originator of the action within five working days of the decision against which you are complaining. Further information can be found in the Employee Handbook.

GREIVANCE PROCEDURE: It is important that if you feel dissatisfied with any matter relating to your work you should have an immediate means by which such a grievance can be aired and resolved. If you feel aggrieved at any such matter during the course of your employment you should raise the grievance with your Head of Section. Further information can be found in the Employee Handbook.

NOTICE OF TERMINATION TO BE GIVEN BY EMPLOYER:

Under 1 month’s service - nil.

1 month but less than 2 year’s service - 1 week.

2 year’s service or more - 1 week for each completed year of service to a maximum of 12 weeks after 12 years.

NOTICE OF TERMINATION TO BE GIVEN BY EMPLOYEE:

Under 1 month’s service - nil.

1 month’s service or more - 1 week.

PENSION SCHEME:

The Company operates a voluntary contributory Private Pension Plan which you will be able to join. We do not hold a contracting out certificate. Further information can be found in the Employee Handbook.

Any amendments to this statement will be notified to you within one month.

I have read the Employee Handbook, issue dated 7 January, 1994 and understand and accept its contents as forming part of my Contract of Employment. I will keep myself informed of the contents of the master copy.

For and on behalf of the Employer	I acknowledge receipt of this statement.

/s/ R. Glasspole	/s/ Steven Hancox	(Employee)